EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors

Entegris, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to a change in accounting for goodwill in fiscal 2002.

/s/ KPMG LLP

Minneapolis, Minnesota

March 24, 2004